SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	30-0948700
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL	33401
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Series C Term Preferred Stock (Liquidation Preference $10.00 per share)	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260203 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The sections captioned “Description of the Series C Preferred Shares” and “Special Characteristics and Risks of the Series C Preferred Shares” in the Registrant’s Prospectus Supplement that was deemed filed on October 31, 2024 pursuant to Rule 424 under the Securities Act of 1933 (File No. 333-260203) is incorporated herein by reference.

Item 2. Exhibits

(1)	Articles of Amendment and Restatement. Filed on August 29, 2016 as Exhibit a to Registrant's Registration Statement on Form N-2 (File No. 333-212400) and incorporated herein by reference.

(2)	Articles Supplementary Establishing and Fixing the Rights and Preferences of Preferred Shares as of October 19, 2020. Filed on October 19, 2020 as Exhibit (a)(3) to Registrant's Registration Statement on Form N-2 (File No. 333-230320) and incorporated herein by reference.

(3)	Articles Supplementary increasing the number of authorized shares of Perpetual Preferred Stock. Filed on November 18, 2021 in Post-Effective Amendment No. 1 as Exhibit a.4 to Registrant’s Registration Statement on Form N-2 (File No. 333-260203) and incorporated herein by reference.

(4)	Articles Supplementary Establishing and Fixing the Rights and Preferences of Series B Perpetual Preferred Shares. Filed on November 18, 2021 in Post-Effective Amendment No. 1 as Exhibit a.5 to Registrant’s Registration Statement on Form N-2 (File No. 333-260203) and incorporated herein by reference.

(5)	Articles Supplementary Establishing and Fixing the Rights and Preferences of Series C Term Preferred Shares. Filed on October 31, 2024 in Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form N-2 (333-260203) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

By:	/s/ Patrick W. Galley
Name:	Patrick W. Galley
Title:	President